SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                     ----------------------------------

                                 FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                        MUNIHOLDINGS INSURED FUND, INC.
           --------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Maryland                                    Applied For
  -------------------------                      ---------------------
 (STATE OF INCORPORATION OR                (IRS EMPLOYER IDENTIFICATION NO.)
         ORGANIZATION)


  MuniHoldings Insured Fund, Inc.
  800 Scudders Mill Road
  Plainsboro, New Jersey                                 08536
  -------------------------------           ------------------------------
  (ADDRESS OF PRINCIPAL EXECUTIVE                      (ZIP CODE)
  OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

  TITLE OF EACH CLASS TO BE SO            NAME OF EACH EXCHANGE ON WHICH
  REGISTERED                              EACH CLASS IS TO BE REGISTERED
  ----------------------------            ------------------------------

   Shares of Common Stock,                New York Stock Exchange
   par value $.10 per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated April 28, 1998, forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-48289) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on April 28, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*

          (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

     (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Charter of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Stock.
          (6)  Not applicable.


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*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.
**   Incorporated by reference to Exhibit (d)(1) to the  Registration
     Statement.



                              SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MUNIHOLDINGS INSURED FUND, INC.
                              (Registrant)



                              By:  /s/ Kenneth A. Jacob
                                 -------------------------------------
                                 Kenneth A. Jacob
                                 Vice President

April 30, 1998